                                                                    Exhibit 24.4

                                 POWER OF ATTORNEY

    Know all by these present, that Takeda Pharma A/S, a stock limited company incorporated under the laws of Denmark, and with business address at Langebjerg
1, 4000 Roskilde, Denmark ("Takeda Denmark"), in its capacity as a shareholder of Molecular Templates, Inc., a Delaware company with principal offices located at 9301 Amberglen Blvd, Suite 100, Austin, Texas 78729 (the "Company") hereby constitutes and appoints each of Michael Broxson, Gregory Fralish, Paul Sundberg and Brett Budzinski, signing singly, as the undersigned's true and lawful attorney-in-fact to take the following actions related to the Company in Takeda
Denmark's capacity as a shareholder of the Company:

    (1) execute for and on behalf of Takeda Denmark, forms and authentication documents for EDGAR Filing Access, including without limitation a Form
        ID or any application materials to enable Takeda Denmark to gain or maintain access to the Electronic Data Gathering, Analysis and Retrieval
        System of the SEC;

    (2) do and perform any and all acts for and on behalf of Takeda Denmark which may be necessary or desirable to complete and execute any such forms and authentication documents;

    (3) execute for and on behalf of Takeda Denmark, in Takeda Denmark's capacity as a shareholder of the Company, any and all instruments, certificates, and documents required to be executed on behalf of Takeda
        Denmark pursuant to Section 13 and Section 16 of the Securities Exchange
        Act of 1934, as amended, and the rules thereunder (collectively, the
        "Exchange Act"), including without limitation Forms 3, 4 and 5 and
        Schedules 13D and 13G (including any amendments thereto);

    (4) do and perform any and all acts for and on behalf of Takeda Denmark which may be necessary or desirable to prepare, complete and execute any such instruments, certificates, and documents required to be executed on behalf of Takeda Denmark pursuant to Section 13 and Section 16 of the
        Exchange Act, prepare, complete and execute any amendment or amendments thereto, and file such instruments, certificates and documents with the
        U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

    (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, Takeda
        Denmark, it being understood that the documents executed by such attorney-in-fact on behalf of Takeda Denmark pursuant to this Power of
        Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
        fact's discretion.

    Takeda Denmark hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as Takeda Denmark might or could do if legal representatives of Takeda Denmark were personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  Takeda
Denmark acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of Takeda Denmark, are not assuming nor relieving any of
Takeda Denmark's responsibilities to comply with Section 13 or Section 16 of the
Exchange Act.  Takeda Denmark acknowledges that the foregoing attorneys-in-fact do not assume (i) any liability for Takeda Denmark's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of Takeda Denmark for any failure to comply with such requirements or (iii) any obligation or liability of Takeda Denmark for profit disgorgement under Section 16(b) of the
Exchange Act.

    This Power of Attorney shall remain in full force and effect until Takeda
Denmark is no longer required to file forms and execute authentication documents with respect to Takeda Denmark's EDGAR Filing Access or to file any instruments, certificates and documents pursuant to Section 13 and Section 16 of the Exchange
Act with respect to Takeda Denmark's holdings of and transactions in securities issued by the Company, unless earlier revoked by Takeda Denmark at any time at its sole discretion.  This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to serve as an employee of a subsidiary of Takeda Pharmaceutical Company Limited (Japan) that is registered in the United States.

                              [Signature page follows]

    IN WITNESS WHEREOF, Takeda Denmark has caused this Power of Attorney to become effective as of the last date set forth below.

TAKEDA PHARMA A/S

By:    /s/ Ghita Astrup
   -----------------------------
Name:  Ghita Astrup
     ---------------------------
Title: Managing Director
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Date:  August 25, 2017
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